Exhibit 10.1

[Form of Director Restricted Cash Agreement]
TUMI HOLDINGS, INC.
RESTRICTED CASH AWARD GRANT NOTICE
Tumi Holdings, Inc. (the “Company”) hereby grants to the individual listed below, who is a member of the Board of Directors of the Company on the date hereof (the “Participant”), an Award of restricted cash (“Restricted Cash”). This Award represents the right to receive, in accordance with the Restricted Cash Award Agreement attached hereto as Exhibit A (the “Agreement”), the dollar amount set forth herein. This Restricted Cash Award is subject to all of the terms and conditions set forth herein and in the Agreement and in the 2012 Long-Term Incentive Plan (the “Plan”), which are incorporated herein by reference.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Cash Award Grant Notice (the “Notice”) and the Agreement.
Participant:    [•]
Grant Date:    [•]
Amount of Restricted Cash:    [•]
Vesting Date:    [•]
Vesting Schedule:        [•]
Termination: Except to the extent paid in accordance with the above vesting schedule or as otherwise provided in the Agreement, the Restricted Cash Award shall terminate, become forfeited or expire without settlement in accordance with the terms of the Agreement.
By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. The Participant has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Restricted Cash Award.

	TUMI HOLDINGS, INC.		PARTICIPANT

By:		By:

Print Name:		Print Name:

Title:		Title:

Exhibit A
RESTRICTED CASH AWARD AGREEMENT
Pursuant to the Restricted Cash Award Grant Notice (the “Notice”) to which this Restricted Cash Award Agreement (this “Agreement”) is attached, Tumi Holdings, Inc. (the “Company”), has granted to the Participant an Award of restricted cash (“Restricted Cash”). This Restricted Cash Award represents a promise to pay the dollar amount shown in the Notice to the extent vested pursuant to this Agreement. Capitalized terms not specifically defined herein shall have the meanings specified in the Company’s 2012 Long-Term Incentive Plan, as amended from time to time (the “Plan”) and Notice.
ARTICLE I
GENERAL

1.1Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
GRANT OF RESTRICTED CASH
2.1Grant. In consideration of the Participant’s service to the Company and other good and valuable consideration, effective as of the Grant Date set forth in the Notice, the Company hereby grants to the Participant an Award of Restricted Cash, upon the terms and conditions set forth in the Plan and this Agreement.

2.2Unsecured Obligation. Unless and until the Restricted Cash has vested in the manner set forth in Article 2 hereof, the Participant will have no right to payment with respect to the Restricted Cash. Prior to actual payment of any vested Restricted Cash, this Award will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3Vesting Schedule. Subject to Sections 2.5, 2.7 and 3.1 hereof, the Restricted Cash shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Notice (rounding down to the nearest whole dollar, as applicable).

2.4Consideration to the Company. In consideration of the grant of the Award, the Participant agrees to provide service to the Company as a member of the Board of Directors. Nothing herein shall confer upon the Participant any right to continue as a member of the Board of Directors or shall interfere with or restrict in any way the rights of the Company, under applicable law, the Company’s charter or by-laws, or otherwise, which rights are hereby expressly reserved, to remove Participant from the Board of Directors, in accordance with such provisions.

2.5Forfeiture, Termination and Cancellation upon Termination of Service. Subject to Section 2.7, upon the Participant ceasing to serve as a member of the Company’s Board of Directors, any portion of the Restricted Cash that has not vested prior to or in connection with such termination of service (after taking into consideration any accelerated vesting which may occur pursuant to Section 3.1, if applicable) shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

2.6Payment upon Vesting.

(a)The Restricted Cash shall represent the right to receive, on the first business day following the Vesting Date, the dollar amount set forth in the Notice determined in accordance with the Vesting Schedule set forth on the Notice of Grant, and provided that the Participant remains a member of the Company’s Board of Directors through the Vesting Date, subject to the provisions of Section 2.7 or Section 3.1. Notwithstanding the above, earned Restricted Cash shall be treated as delivered on (i) the first business day following the Vesting Date, (ii) in the case of termination of service described in Section 2.7, the first business day following the date of such event (each such date, as the case may be, the “Delivery Date”) provided that they are delivered on a date following the Delivery Date that is in the same calendar year as the Delivery Date. On the Delivery Date, the Company shall deliver to the Participant (or any transferee permitted under Section 4.2 hereof) the dollar amount that has vested on the Vesting Date or such other date specified in Section 2.7 or Section 3.1, unless such Restricted Cash Award terminates prior to the Vesting Date pursuant to Section 2.5 hereof.

(b)As set forth in Section 11.1 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Cash.

2.7Vesting under Certain Circumstances.

(a)Notwithstanding anything herein to the contrary, if the Participant ceases to be a member of the Company’s Board of Directors due to (A) (i) removal without cause, (ii) resignation upon request of a majority of the Board of Directors, other than for reasons the Board of Directors determines to be cause, or (iii) the failure to be re-elected to the Board of Directors either because the Company fails to nominate the participant for re-election or the participants fails to receive sufficient stockholder votes, then, on the day the recipient ceases to so be a member of the Board of Directors, a pro rata portion of the Restricted Cash shall vest, based on the portion of the vesting period that the participant served as a member of the Board of Directors of the Company or (B) due to the Participant’s death or Disability prior to the vesting date set forth in the Notice, the Restricted Cash shall become 100% vested as of the date of such cessation, and shall be paid to the Director (or, in the case of the Director’s death, to the Director’s estate) in accordance with Section 2.6 on or within thirty (30) days following the date of such cessation.
ARTICLE III

CHANGE IN CONTROL

3.1Change in Control. In the event of a Change in Control the Restricted Cash shall fully vest.

ARTICLE IV

OTHER PROVISIONS

4.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Cash.

4.2Transferability of Grant. Except as otherwise set forth in the Plan:

(a)The Restricted Cash Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b)Neither the Restricted Cash Award nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 4.2(a).

4.3Taxes. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the grant of Restricted Cash and that the Participant is not relying on the Company for any tax advice. The Company makes no warranties or representations whatsoever to the Participant regarding the tax consequences of the grant of Restricted Cash. The Participant shall be solely responsible for any taxes in respect of the Restricted Cash.

4.4Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the General Counsel of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records.

4.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.7Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Cash in any material way without the prior written consent of the Participant.

4.8Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

4.9Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

4.10Section 409A. This Restricted Cash Unit Award is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision in the Plan or Agreement to the contrary, no payment or distribution under this Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant’s termination of service with the Company will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Award Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 4.11 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Code Section 409A.

ARTICLE V

5.1A “Change in Control” shall be deemed to have occurred on the date upon which:

(a)Any Person other than the Initial Investor becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(b)There is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person other than the Initial Investor acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(c)Individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
A “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any payment with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 5.1, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
5.2“Code” shall mean the Internal Revenue Code of 1986, as amended.

5.3"Disability" shall mean a condition such that an individual would be considered disabled for the purposes of Section 409A of the Internal Revenue Code.

5.4“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

5.5“Incumbent Board” shall have the meaning provided in Section 5.2(c) hereof.

5.6“Initial Investor” means any limited partnership or other collective investment vehicle arranged by Doughty Hanson & Co Limited, any wholly-owned direct or indirect subsidiaries of Doughty Hanson & Co Limited and any nominee of, or nominee for any co-investment scheme for employees of subsidiaries of, Doughty Hanson & Co Limited, in each case, other than any portfolio operating company of any of the foregoing.

5.7“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares.